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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): JUNE 27, 2005 (JUNE 21, 2005)



                              NBC ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                    333-48225                47-0793347
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)



                             4700 SOUTH 19TH STREET
                             LINCOLN, NE 68501-0529
                    (Address of principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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SECTION 4      MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

   ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

         (a) The Company's management and its Audit Committee concluded on June 21, 2005 that the Company's Consolidated Statements of Cash Flows included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and its Quarterly Reports on Form 10-Q for the first three interim periods of the fiscal year ended March 31, 2005, as well as the reconciliation of EBITDA to Net Cash Flows from Operating Activities which also sets forth Net Cash Flows from Investing and Financing Activities included in its Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 20, 2005, should be restated in order to reclassify approximately $27.1 million in restricted cash activity from Financing Activities to Investing Activities. The Company's management and its Audit Committee also concluded on June 21, 2005 that the Parent Company Only Statement of Cash Flows for the one month ended March 31, 2004 and eleven months ended February 29, 2004 included as a Supplemental Schedule in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 should be restated in order to reclassify dividends received from its subsidiary of $184.3 million for the one month ended March 31, 2004 and $41.0 million for the eleven months ended February 29, 2004 from Net Cash Flows from Financing Activities to Net Cash Flows from Operating Activities. The Company's management and its Audit Committee concluded that such previously filed financial statements and related independent auditors' reports should no longer be relied upon. The Company's management has discussed this conclusion with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

               The restricted cash in question arose out of the March 4, 2004 Transaction (as defined in the Company's Form 10-K for the fiscal year ended March 31, 2004) and was held in escrow at March 31, 2004 to fund the April 3, 2004 redemption of untendered principal balances and related accrued interest and call premiums on the $110.0 million Senior Subordinated Notes of Nebraska Book Company, Inc., the Company's wholly-owned subsidiary, and on the $76.0 million Senior Discount Debentures of the Company. Generally accepted accounting principles require restricted cash activity to be reflected as an investing activity in the Consolidated Statement of Cash Flows. The aggregate effect of this restatement is to decrease Net Cash Flows from Investing Activities by $27,065,000 and increase Net Cash Flows from Financing Activities by the same amount for the one-month period ended March 31, 2004.

               The dividends received from subsidiary for the aforementioned periods were utilized by the Company to make principal and interest payments on its $76.0 million Senior Discount Debentures, purchase treasury stock in conjunction with the December 10, 2003 debt refinancing, and to assist in financing the costs of the March 4, 2004 Transaction. Generally accepted accounting principles require the receipt of dividend payments from a subsidiary to be reflected in the Parent Company Only Statement of Cash Flows as an operating activity. The aggregate effect of this restatement is to increase Net Cash Flows from Operating Activities by $184.3 million and $41.0 million and decrease Net Cash Flows from Financing Activities by the same amounts for the one-month ended March 31, 2004 and the eleven months ended February 29, 2004, respectively.


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               Currently, the Company plans to correct these errors through a restatement of the historical financial statements in both its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its Quarterly Reports on Form 10-Q for each of June 30, 2005, September 30, 2005, and December 31, 2005 and through an amendment to its Form 8-K filed with the SEC on June 20, 2005.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NBC ACQUISITION CORP.



     Date:  June 27, 2005          /s/  Alan G. Siemek
                                   ---------------------------------------------
                                   Alan G. Siemek
                                   Vice President and Treasurer
                                   (Principal Financial and Accounting Officer)




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